UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                EMCOR GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Date of Report (Date of earliest event reported) April 9, 2003

      Delaware                       0-2315                11-2125338
      --------                       ------                ----------
(State or other jurisdiction of   (Commission File       (I.R.S. Employer
incorporation or organization)        Number)           Identification No.)


  301 Merritt Seven Corporate Park
         Norwalk, Connecticut                                 06851
(Address of principal executive offices)                    (Zip code)


                                  203-849-7800
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

         Exhibit No.                         Description of Exhibit

         99.1                                Press Release dated April 9, 2003


Item 9.       Regulation FD Disclosure (Information provided under Item 12)

     On April 9, 2003, EMCOR Group, Inc. issued a press release providing updated guidance for its fiscal 2003 first quarter, ended March 31, 2003. A copy of this press release, attached as Exhibit 99.1, is furnished under Item 9.

                                 EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

99.1                               Press release issued by EMCOR Group, Inc.
                                   on April 9, 2003

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              EMCOR Group, Inc.

                                 By:       /s/ Frank T. MacInnis
                                           ---------------------
                                               Frank T. MacInnis
                                     Chairman of the Board of Directors
                                        and Chief Executive Officer

Date:         April 9, 2003

                                                                    Exhibit 99.1



             EMCOR GROUP, INC. ANNOUNCES ANTICIPATED RESULTS FOR THE
                              FIRST QUARTER OF 2003
                     - Reiterates 2003 Full-Year Guidance -

NORWALK, CONNECTICUT, April 9, 2003 - EMCOR Group, Inc. (NYSE: EME) today announced that it expects revenues for the first quarter of 2003 to be approximately $1.0 billion, compared to $810.3 million in the first quarter of 2002. Net income and diluted earnings per share for the first quarter of 2003 are anticipated to be approximately $3.3 million and approximately $0.21 per diluted share, respectively. The Company also reiterated its previously-issued revenue and earnings guidance for the full year of 2003.

EMCOR Group's anticipated 2003 first quarter results reflect solid revenue growth to record levels, including expected organic revenue growth of 3% to 4%, as well as improved gross margins versus the year-ago period. The Company's anticipated results also reflect increased selling, general and administrative expenses, in part due to integration expenses associated with the Company's acquisition of Consolidated Engineering Services, Inc. ("CES") in December of 2002, as well as a shift in the Company's revenue mix, a greater proportion of revenues from EMCOR Group's facilities services operations, and increased interest expense as a result of the CES acquisition.

The Company anticipates contract backlog as of 03/31/03 of approximately $3.0 billion, versus $2.9 billion as of 12/31/02 and $2.5 billion at the end of the corresponding year-ago period.

Based in part on newly acquired contract backlog and its analysis of business trends, the Company reiterated its previous financial guidance for the 2003 full-year period, with revenues in the range of $4.4 billion to $4.6 billion, and diluted earnings per share between $4.25 and $4.60.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "As we have stated previously, our first quarter results are typically affected by negative seasonal factors, augmented in this quarter by challenging business conditions and the investment we are making to integrate the CES and EMCOR Facilities Services businesses. When integration is completed, we will leverage our $1 billion position in the growing facilities services market to drive revenue growth and operating efficiencies."

Mr. MacInnis  continued,  "Our ability to generate  organic growth  reflected in both revenue and backlog speaks to the continued successful execution of our diversity model, which has resulted in growth despite the difficult macroeconomic environment. Our business remains on track, and we remain comfortable with the financial guidance we have provided for 2003."

The Company expects to announce its financial results of the first quarter of 2003 before the market opens on Thursday, April 24, 2003.

EMCOR  Group,   Inc.  is  a  worldwide   leader  in  mechanical  and  electrical
construction services and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

This release may include "forward looking statements". These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, business opportunities that may be presented to and pursued by the Company and other factors, many of which are beyond the control of the Company. Actual results may differ materially from those anticipated in the statements.